EX23.DOC
                                                  Exhibit 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No. 33-52389 on Form S-8, No.
33-55629 on Form S-8, No. 333-32977 on Form S-8 and No. 333-
37145  on  Form  S-8  of  our report  dated  June  15,  1998 appearing in the Annual Report on Form 11-K of AnnTaylor, Inc. Savings Plan for the year ended December 31, 1997.


Deloitte & Touche, llp
New York, New York
June 26, 1998